Exhibit 10.1

CONTINENTAL MATERIALS CORPORATION

VALUE CREATION INCENTIVE PLAN

1.                                      Establishment of Plan. Effective July 1, 2019, Continental Materials Corporation (the “Company”) hereby adopts and establishes an unfunded phantom incentive plan for employees of the Company and its subsidiaries which shall be known as the Continental Materials Corporation Value Creation Incentive Plan (the “Plan”). The Plan is intended to comply with Section 409A of the Code and the regulations promulgated thereunder, and is intended to be exempt from the requirements of Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.                                      Purpose of Plan. The purpose of the Plan is to provide the Company with a means of attracting and retaining highly qualified employees and aligning the interests of those employees with the long-term financial interests and growth of the Company.

3.                                      Definitions.

3.1                               “Account” means a bookkeeping account established and maintained by the Company in the name of each Participant under the Plan. No segregation of Company assets in support of the Plan will be made or required.

3.2                               “Award” means a grant of an unfunded, unsecured promise by the Company to pay to a Participant an amount, the value of which is based on the Phantom Equity or Phantom Equity Appreciation Rights granted to the Participant subject to the terms and conditions of this Plan.

3.3                               “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the individual terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

3.4                               “Beneficial Owner” means the definition given in Rule 1d-3 promulgated under the Exchange Act.

3.5                               “Beneficiary” means any person or entity, designated in accordance with Section 14.7 entitled to receive benefits which are payable upon or after a Participant’s death pursuant to the terms of the Plan.

3.6                               “Board” means the Board of Directors of the Company, as constituted from time to time.

3.7                               “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Company’s Stock or a Subsidiary’s Stock after the Effective Date without the receipt of consideration by the Company or such Subsidiary, as applicable, through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company or a Subsidiary will not be treated as a Capitalization Adjustment.

3.8                               “Cause” means:

(a)                                 Participant’s failure substantially to perform his or her duties and responsibilities to the Company or any Subsidiary or deliberate violation of a Company’s or a Subsidiary’s policy to which he or she is subject, including conduct for which the Company would be entitled to recoupment under Section 14, in so far as it relates to a Participant’s conduct;

(b)                                 Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company or any of its Subsidiaries;

(c)                                  unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any Subsidiary or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company and any Subsidiary; or

(d)                                 Participant’s breach of any of his or her obligations under any written agreement or covenant with the Company or any Subsidiary.

The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 3.

3.9                               “Change of Control” means, with respect to a Participant’s Employer, the occurrence of any of the following:

(a)                                 Any one person, or more than one person acting as a group as such terms are defined or described in Sections 13(d) or 14(d) of the Exchange Act (“Person”) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Employer, including by way of merger, consolidation or otherwise; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Employer will not be considered a Change of Control;

(b)                                 The sale, exchange, lease or other disposition of all or substantially all of the assets of the Employer to Persons; provided, however, that for purposes of this subsection (b), the following will not constitute a change in the ownership of a substantial portion of the Employer’s assets: (i) a transfer to an entity that is controlled by the Employer’s shareholders immediately after the transfer, or (ii) a transfer of assets by the Employer to: (A) a shareholder of the Employer (immediately before the asset transfer) in exchange for or with respect to the Employer’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Employer, (C) a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Employer; or

(c)                                  A majority of the members of the Employer’s board of directors are replaced within a 12-month period by persons whose appointment or election was not endorsed by a majority of the Employer’s board of directors in place prior to the date of the appointment or election.

A Change of Control of the Company will constitute a Change of Control of all Subsidiaries for the purposes of this Plan.

Notwithstanding the foregoing, a Change of Control shall not occur unless such transaction constitutes a change in the ownership of the Employer, a change in the effective control of the Employer, or a change in the ownership of a substantial portion of the Employer’s assets under Section 409A of the Code.

3.10                        “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.

3.11                        “Committee” means the Compensation Committee of the Board or such other applicable committee appointed by the Board for the purposes of administering this Plan.

3.12                        “Company” means Continental Materials Corporation, a Delaware corporation, or any successor thereto.

3.13                        “Continuous Service” means the absence of any interruption or Termination of Service as an Employee of the Company or any Subsidiary. Continuous Service shall not be considered interrupted in the case of:

(a)                                 sick leave;

(b)                                 military leave;

(c)                                  any other leave of absence as approved by the Committee or the Chief Executive Officer of the Company or Subsidiary, as applicable, provided that such leave is for a period of not more than three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to the policy of the Company or a Subsidiary, as applicable, adopted from time to time. If reemployment is not guaranteed, the Participant is considered to be terminated on the first day immediately following the end of the three-month period; or

(d)                                 in the case of transfers between locations of the Company or between the Company and its Subsidiaries.

3.14                        “Disabled or Disability” means that a Participant is:

(a)                                 unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

(b)                                 by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or Subsidiary, as applicable; or

(c)                                  determined to be totally disabled by the Social Security Administration.

3.15                        “Distribution Event” means an event the result of which a Participant will be entitled to receive a distribution of his or her vested Account balance. A Participant will have a Distribution Event on the first to occur of the following:

(a)                                 the Participant’s death;

(b)                                 the Participant’s Disability;

(c)                                  the Participant’s Termination of Employment;

(d)                                 the end of the Restricted Period; or

(e)                                  the occurrence of a Change of Control of the Participant’s Employer.

3.16                        “Effective Date” means July 1, 2019.

3.17                        “Eligible Employee” means an Employee who is determined by the Committee to:

(a)                                 be in a position to affect materially the continued growth and prosperity of his or her Employer by reason of the individual’s duties, responsibilities, personal capabilities, performance, potential or any combination of such factors; and

(b)                                 be a management or highly compensated employee of his or her Employer.

An individual will be treated as an Employee if there exists between the individual and his or her Employer the legal relationship of employer and employee.

3.18                        “Employee” means any person employed by the Company or a Subsidiary.

3.19                        “Employer” means the Company or applicable Subsidiary that employs the Participant on the Grant Date.

3.20                        “ERISA” means the Employment Retirement Income Security Act of 1974, as amended from time to time.

3.21                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.22                        “Fair Market Value” means the value of a share of Stock of the Company or a percentage interest of a Subsidiary, as applicable, determined by the Committee in good faith and in accordance with Section 409A of the Code and the regulations promulgated thereunder.

3.23                        “Grant Date” means the date on which a Participant is granted an Award under the Plan.

3.24                        “Grant Value Basis” means, with respect to a Participant’s Award Agreement made in any year, the value of a Participant’s Employer as of the end of the preceding Plan Year, as determined by the Committee pursuant to Sections 3.29 — 3.32 and specified in the Participant’s Award Agreement. The Grant Value Basis of a Subsidiary acquired by the Company after January 1, 2019 shall be the acquisition price of the Subsidiary, as determined by the Committee.

3.25                        “Participant” means an Eligible Employee who is selected by the Committee to participate in the Plan and receives an Award under the Plan. An Eligible Employee becomes a Participant upon the Eligible Employee’s acknowledgement, execution, and delivery to the Company of the Phantom Equity Award Agreement.

3.26                        “Payment Date” means the date on which the Participant will receive a distribution of his or her vested Account balance in connection with a Distribution Event.

3.27                        “Phantom Equity” means a hypothetical share of the Stock or hypothetical percentage interest of the Participant’s Employer for purposes of the Plan. Shares or percentage interest of Phantom Equity do not constitute issued and outstanding shares of Stock or percentage interest for any corporate purposes and do not confer on the Participant any voting rights or the right to receive dividends.

3.28                        “Phantom Equity Appreciation Rights” means an Award based on the increase in value of Phantom Equity, as awarded to a Participant under Section 5 of this Plan.

Participants will not be subject to exercise requirements traditionally associated with Equity Appreciation Rights. Phantom Equity Appreciation Rights do not constitute issued and outstanding shares of Stock or percentage interest for any corporate purposes and do not confer on the Participant any voting rights or the right to receive dividends.

3.29                        “Phantom Equity Appreciation Rights Value of Company” means the increase, or decrease, of the value of a share of Phantom Equity, 50% of which is to be determined by the 30-day average, between January 1 and January 31, of the closing price on the stock exchange of one share of Stock, as calculated by the Committee, and 50% of which is determined to be the value of the Participant’s Employer as of the last day of each Plan Year, as calculated by the third-party consultant chosen by the Committee, over its Grant Value Basis. The Phantom Equity Appreciation Rights Value of Company shall be reviewed, approved and recorded by the Committee annually.

3.30                        “Phantom Equity Appreciation Rights Value of Subsidiary” means the increase, or decrease, of the value of a percentage interest of Phantom Equity, which is to be determined to be the value of the Participant’s Subsidiary as of the last day of each Plan Year, as calculated by the third-party consultant chosen by the Committee, over its Grant Value Basis. The Phantom Equity Appreciation Rights Value of Subsidiary shall be reviewed, approved and recorded by the Committee annually.

3.31                        “Phantom Equity Value of Company” means the value of one share of Phantom Equity, which is to be determined by the 30-day average, between January 1 and January 31, of the closing price on the stock exchange of one share of Stock, as calculated by the Committee and in accordance with Section 409A of the Code. The Phantom Equity Value of Company shall be reviewed, approved and recorded by the Committee annually.

3.32                        “Phantom Equity Value of Subsidiary” means the value of a percentage interest of Phantom Equity, which is to be determined to be the value of Participant’s Subsidiary, as of the last day of each Plan Year, as calculated by the third-party consultant chosen by the Committee, and in accordance with Section 409A of the Code. The Phantom Equity Value of Subsidiary shall be reviewed, approved and recorded by the Committee annually.

3.33                        “Plan” means the Continental Materials Corporation Value Creation Incentive Plan, as amended from time to time.

3.34                        “Plan Year” means the twelve-consecutive-month period which begins on January 1 and ends on the following December 31.

3.35                        “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not vested or payable to the Participant, as the case may be.

3.36                        “Specified Employee” means a Participant who meets the definition of “specified employee,” as defined in Section 409A(a)(2)(B)(i) of the Code.

3.37                        “Stock” means the common stock of the Company, as applicable herein.

3.38                        “Subsidiary” means with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned by the Company, (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

3.39                        “Termination of Employment” means the termination of the Participant’s employment with the Company or a Subsidiary. Whether a Termination of Employment takes place will be determined based on all of the facts and circumstances surrounding the termination of the Participant’s employment, including whether the Company or a Subsidiary and the Participant intended for the Participant to provide significant services on behalf of the Company or a Subsidiary following such termination. A Participant will not be deemed to have a Termination of Employment with the Company or a Subsidiary unless such Termination of Employment constitutes a “separation from service” as defined under Section 409A of the Code and the regulations promulgated thereunder.

4.                                      Eligibility; Participation.

4.1                               Requirements for Participation. Before the beginning of each Plan Year, the Committee shall select those Employees who shall be Eligible Employees for such Plan Year.

4.2                               Cessation of Participation. If a Participant ceases to be an Eligible Employee for a Plan Year, then the Participant shall not receive any further Awards under the Plan. However, such Participant’s Account shall continue to reflect the Award value until the occurrence of a Distribution Event.

5.                                      Availability and Grant.

5.1                               Overall Limit. Awards may be granted at the discretion of the Committee up to an aggregate maximum valuation of all outstanding Awards of fifteen percent (15%) of the then-prevailing Fair Market Value of the Company and ten percent (10%) of the then-prevailing Fair Market Value of the applicable Subsidiary. Subject to this aggregate maximum, if any Phantom Equity or Phantom Equity Appreciation Rights awarded under the Plan is paid, forfeited, or cancelled, such Phantom Equity or Phantom Equity Appreciation Rights may again be awarded under the Plan. The Committee, in its sole discretion and considering such factors and circumstances as it considers appropriate, may increase or decrease the aggregate maximum valuation, subject to Section 409A of the Code.

5.2                               Grant of Awards. The Committee may grant Awards of Phantom Equity or Phantom Equity Appreciation Rights to Participants in such amounts, at such times, and to such persons as the Committee determines, subject to the terms of the Plan.

5.3                               Award Agreement. Each Award to a Participant shall be evidenced by an Award Agreement, which shall set out the number of shares of Phantom Equity or Phantom Equity Appreciation Rights awarded to the Participant and such other terms and conditions as determined by the Committee. All Awards will be separately designated Phantom Equity or Phantom Equity Appreciation Rights on the Grant Date.

6.                                      Accounts.

6.1                               Establishment of Accounts. The Company shall establish and maintain an Account for each Participant. Each Participant’s Account shall be credited with the Award granted pursuant to Section 5.2 and shall reflect the Award value, as determined by the Committee according to the conditions specified in the Award Agreement.

6.2                               Statements. Each Participant shall be provided with statements setting out the Award value of his or her Account which shall be delivered annually.

7.                                      Vesting.

7.1                               Vesting Generally. Awards granted under the Plan shall be vested at such time and upon such terms and conditions as may be determined by the Committee and as specified in a Participant’s Award Agreement. The vesting provisions of individual Awards may vary. In the event vesting terms are not specified in a Participant’s Award Agreement, the Participant’s Award will vest in accordance with the following vesting schedule: 20% of the Participant’s Award shall vest annually on the anniversary of the Grant Date for a period of five (5) years. The Participant will become 100% vested on the fifth (5) anniversary of the Grant Date, provided the Participant’s Continuous Service with the Company or any Subsidiary has not terminated on the applicable vesting date, subject to the other provisions of this Agreement and any applicable Restricted Period established by the Committee or contained in any Award Agreement.

7.2                               Accelerated Vesting. Unless otherwise specified in a Participant’s Award Agreement, provided a Participant’s Continuous Service with the Company or a Subsidiary has not ceased, a Participant shall become one hundred percent (100%) vested in his or her Account upon the occurrence of any of the following events:

(a)                                 the Participant’s death,

(b)                                 the Participant’s Disability, or

(c)                                  a Change of Control of the Participant’s Employer.

7.3                               Restricted Period. Unless otherwise specified in a Participant’s Award Agreement, the Award will be subject to a Restricted Period after the Award is fully vested, as specified in a Participant’s Award Agreement. Other than as specified in a Participant’s Award Agreement, in the event the end of the Restricted Period constitutes the Participant’s Distribution Event, the Participant will not be entitled to a distribution of any vested amounts credited to the Participant’s Account until the expiration of the Restricted Period. Notwithstanding the foregoing, in the event of the Participant’s death, Disability, a Change of Control of the Participant’s Employer, or a Participant’s Termination of Employment, the distribution of any vested amounts credited to the Participant’s Account will become payable in accordance with Section 8 and no longer subject to a Restricted Period.

7.4                               Forfeitures. Notwithstanding any other Plan provision contained herein, the Participant’s Account shall be forfeited, including any amount of an Award, both vested and unvested, if (a) a Participant has a Termination of Employment with the Company as a result of a termination for Cause; or (b) the Participant violates any of the terms of the Plan, Award Agreement or any other agreement incorporated by reference therein. In the event of a Participant’s Termination of Employment prior to full vesting of the Award, the Committee, in its sole discretion, may award and credit to the Participant’s Account a pro rata share of the Participant’s Award, the value of which will be equal to the most recent annual valuation done by the Committee which precedes the Participant’s date of termination, subject to section 8.2(c) below.

8.                                      Payment of Participant Accounts.

8.1                               Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, upon the occurrence of a Distribution Event, the amount payable to a Participant with respect to the vested amounts in the Participant’s Account may be payable in a lump sum or in installments payments. In the event the Distribution Event that occurs and entitles the Participant to payment of the Participant’s vested Account balance is the Participant’s death, Disability or a Change of Control of the Participant’s Employer, the amount payable to a Participant with respect to the vested amounts in the Participant’s Account will only be payable in a lump sum.

8.2                               Timing of Payment. Subject to the terms of the Plan and unless otherwise specified in an applicable Award Agreement, amounts payable to a Participant pursuant to the amounts credited and vested under the Participant’s Account will be made as follows:

(a)                                 Death or Disability. In the event that the Participant’s Distribution Event is the Participant’s death or the Participant’s Disability, all vested Amounts credited to the Participant’s Account will be payable to the Participant, or in the event of the Participant’s death, the Participant’s Beneficiary, in a lump sum, within sixty (60) days following the Participant’s death or Disability. In the event the sixty-day payment period following the Participant’s death or Disability spans two calendar years, payment will be made in the later calendar year.

(b)                                 Change of Control. In the event that the Participant’s Distribution Event is the occurrence of a Change of Control of the Participant’s Employer, all vested Amounts credited to the Participant’s Account will be payable to the Participant on the seventy-fifth (75th) day of the Plan Year following the Plan Year in which the Change of Control of the Participant’s Employer occurred, but in no event later than December 31st of the Plan Year following the Plan Year in which the Change of Control of the Participant’s Employer occurred.

(c)                                  Termination of Employment. In the event that the Participant’s Distribution Event is the Participant’s Termination of Employment, all vested Amounts credited to the Participant’s Account will be payable to the Participant in two equal installment payments, with the first installment paid on the seventy-fifth (75th) day of the Plan Year following the Plan Year in which the Participant’s Termination of Employment occurred, but in no event later than December 31st of such Plan Year and the second installment paid to the Participant on the first anniversary of the Payment Date of the first installment payment, but in no event later than December 31st of such year. In the event the Payment Date of the first installment is delayed as required under Section 8.2(e) below, the second installment payment will be paid one year later on the first anniversary date of the actual Payment Date of the first installment payment.

(d)                                 End of Restricted Period. In the event that the Participant’s Distribution Event is the end of the Restricted Period, and in the event the timing of payments are not specified in a Participant’s Award Agreement, all vested Amounts credited to the Participant’s Account will be payable to the Participant in installment payments, the first 50% of the value of the Participant’s Account to be paid on or before the ninetieth (90th) day of the Plan Year in which the last day of the Restricted Period occurred, but in no event later than December 31st of such Plan Year, and thereafter, 1/3 of the remaining 50% of the value of the Participant’s Account will be paid to the Participant annually over a period of three (3) years, on the anniversary of the payment date of the first installment payment, but in no event later than December 31st of such year. In the event the payment date of the first installment payment is delayed as required under paragraph 8.2(e) below, the subsequent installment payments will be paid on the anniversary of the actual payment date of the first installment payment. The Committee, in its sole discretion and in accordance with Section 409A of the Code, may alter the payment schedule for a future Participant, to be specified in the Participant’s individual Award Agreement.

(e)                                  Delayed Payment for Specified Employee. Notwithstanding any provision in this Plan or an Award Agreement, in the event a Participant is a Specified Employee, the payment of any amount payable pursuant to an Award as a result of the Participant’s Termination of Employment will not begin before the date which is the six (6) month anniversary of the Specified Employee’s Termination of Employment (or, if earlier, the date of death of the Specified Employee). In the event a payment is scheduled to be paid on a date prior to the six-month anniversary of the Specified Employee’s Termination of Employment, such payment will be made on the first day of the seventh (7th) month following the month in which such Termination of Employment occurs.

9.                                      Deferral of Payment.

9.1                               Deferral of Payment of Awards. At the request of a Participant, the Committee may permit or require, in its sole discretion, the Participant to elect to defer all or a portion of the amount payable under an Award Agreement for a period of five (5) years pursuant to a deferral election filed by the Participant. Any payment from a Participant’s Account shall be made solely in cash. All deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to Code Section 409A.

9.2                               Deferral of Payment Due to Company’s Financial Distress. Notwithstanding any provision of this Plan or an Award Agreement, to the extent permitted by Section 409A of the Code, amounts payable pursuant to an Award will be delayed if making the payment on the Payment Date specified herein would jeopardize the ability of the Company to continue as a going concern, including causing the Company to become insolvent or causing the Company to violate any of its bank covenants. If a payment is delayed pursuant to this Section 9.2, the payment will be made during the first taxable year in which making the payment would not jeopardize the Company.

10.                               Determining Value of Accounts.

10.1                        Value Determination. The value of a Participant’s Account shall be determined as of the date of the most recent valuation determined by the Committee, with reference to the valuation provisions in Section 3.29 – 3.32, as may be applicable, giving rise to the Participant’s right to payment from his or her vested Account. Accordingly, as of such Distribution Date the value of Participant’s Account shall be determined as follows:

(a)                                 For Awards of Phantom Equity, the Account value shall be an amount equal to the Phantom Equity Value of Company or Phantom Equity Value of Subsidiary most recently determined as of the Distribution Date multiplied by the number of shares of vested Phantom Equity credited to the Participant’s Account.

(b)                                 For Awards of Phantom Equity Appreciation Rights, the Account value shall be an amount equal to the Phantom Equity Appreciation Rights Value of Company or Phantom Equity Appreciation Rights Value of Subsidiary most recently determined as of the Distribution Date multiplied by the number of shares or percentage interest of vested Phantom Equity Appreciation Rights credited to the Participant’s Account.

10.2                        Value Increase Following Distribution Date. Following the determination of the value of an Award as of a Participant’s Distribution Event, such Participant shall not be entitled to any increases in Award value thereafter, unless otherwise determined by the Committee and specified in an Award Agreement.

10.3                        Forfeiture of Unvested Account Balances. Unless otherwise determined by the Committee and specified in an Award Agreement, a Participant’s unvested Account balance shall be forfeited upon the occurrence of a Distribution Event.

11.                               Adjustments. In the event that there is a Capitalization Adjustment, an appropriate proportionate adjustment shall be made by the Committee with respect to the number of shares of Phantom Equity or Phantom Equity Appreciation Rights then outstanding under the Plan and the number of shares of Phantom Equity or Phantom Equity Appreciation Rights subject to each outstanding award. Such adjustments shall be made as the Committee, in its sole discretion, may determine to prevent dilution or enlargement of rights. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

12.                               Plan Administration.

12.1                        Administration by Committee. The Plan shall be administered by the Committee, and without limitation, the powers of the Committee in undertaking the administration of the Plan include the following:

(a)                                 construe and interpret the Plan and apply its provisions;

(b)                                 promulgate, amend and rescind rules and regulations relating to the administration of the Plan;

(c)                                  authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)                                 select, subject to the limitations set forth in the Plan, those Employees who shall be Eligible Employees;

(e)                                  interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to the Plan; and

(f)                                   exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

12.2                        Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants.

12.3                        Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan and the Award Agreements shall be final and binding on the Company, its Subsidiaries, and the Participants.

12.4                        Indemnification. No member of the Committee or any designee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence, or reckless disregard of his or her duties.

13.                               Amendment and Termination.

13.1                        The Committee may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Plan or any portion thereof; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to the amounts credited to or accrued in his or her Account and provided, further, that, no payment of benefits shall occur upon termination of the Plan unless the requirements of Section 409A of the Code have been met.

14.                               Recoupment.

14.1                        Definitions. For purposes of this Recoupment Provision, the following definitions shall apply:

(a)                                 “Anti-Fraud Laws” mean (i) the Federal Anti-Kickback Statute or equivalent state statutes, (ii) the Federal False Claim Act or equivalent state statutes, (iii) the anti-fraud provisions of the Health Insurance Portability and Accountability Act (HIPAA), or equivalent state statutes, (iv) federal or state anti-bribery laws, (v) federal or state antitrust laws, and (vi) the Foreign Corrupt Practices Act.

(b)                                 “Financial Statement Restatement” means the restatement of a Company or Subsidiary financial statement that has been filed with the Securities and Exchange Commission (“SEC”) due to the failure of the originally filed financial statement to comply with any financial reporting requirement under Federal securities laws.

14.2                        Company Violation of Anti-Fraud Law. If the Company or a Subsidiary is convicted of, or pleads guilty or no contest to, violation of an Anti-Fraud Law (“Violation”):

(a)                                 The Participant will repay to the Company the amount of the Award for the achievement of corporate objectives that was paid to the Participant for each of the years in which the Company or a Subsidiary committed a Violation in the five (5)-year period prior to the date of its conviction of, or pleas of guilty or no contest to, violation of an Anti-Fraud Law (the “Company Recoupment Period”); and

(b)                                 If the Company or a Subsidiary’s commission of a Violation is attributable to the conduct of employees of the Company or a Subsidiary under the Participant’s functional supervisions, as determined by the Committee, and the Committee determines that the Participant should bear responsibility for the Company or Subsidiary’s violation based on the foreseeability of the violation, warning signs of a violation about which the Participant knew or should have known, the Participant’s actions or lack of action to prevent the violation or other factors the Committee considers relevant, the Participant will repay to the Company the amount of the Award for the achievement of individual objectives that was paid to the Participant for each of the years in which the Company committed a Violation in the Company Recoupment Period and will forfeit and surrender any Award granted during each of the years in which the Company or a Subsidiary committed a Violation in the Company Recoupment Period.

(c)                                  The Participant may reduce the amount of the Award to be repaid to the Company under (a) and (b) by federal and state taxes paid by the Participant on the amount to be repaid, or any Award forfeited, to the extent such taxes are not recoverable by the Participant.

14.3                        Participant Violation of Anti-Fraud Law. If the Participant commits a Violation, the Participant will:

(a)                                 Repay to the Company the amount of the Award that was paid to the Participant for each of the years in which the Participant committed a Violation in the five (5)-year period prior to the date of the Participant’s conviction of, or plea of guilty or no contest to, violation of an Anti-Fraud Law (the “Participant Recoupment Period”); and

(b)                                 Forfeit and surrender any Award granted during each of the years in which the Participant committed a Violation in the Participant Recoupment Period.

(c)                                  The Participant may reduce the amount of the Award to be repaid to the Company under (a) and (b) by federal and state taxes paid by the Participant on the amount to be repaid, or any Award forfeited, to the extent such taxes are not recoverable by the Participant.

14.4                        Financial Statement Restatement. If the Company is required to prepare and file a Financial Statement Restatement, the Participant will repay to the Company:

(a)                                 An amount equal to the Award or any portion of an Award that was calculated based on financial measures of the Company that the Participant was paid for each of the three (3) calendar years prior to the date the Financial Statement Restatement was filed by the Company with the SEC, minus

(b)                                 The amount of the Award calculated based on financial measures of the Company that the Participant would have been paid for each of the three (3) calendar years prior to the date the Financial Statement Restatement was filed by the Company with the SEC as recalculated based on the restated financial measures of the Company, minus

(c)                                  Federal and state taxes paid by the Participant on (i) above in excess of the federal and state taxes the Participant would have paid on (ii) above, to the extent such taxes are not recoverable by the Participant.

14.5                        Misconduct. Following any Financial Statement Restatement that the Company is required to prepare and file due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the Company will also seek to recover any amount of the Award received by its Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under Section 304 of the Sarbanes-Oxley Act of 2002.

14.6                        Violation of Code of Ethics. If a Participant commits a material violation of the Company’s Code of Ethics, the Participant will:

(a)                                 Repay to the Company the amount of the Award that was paid to the Participant for the year, and every year after, in which the Participant committed a material violation of the Company’s Code of Ethics; and

(b)                                 Forfeit and surrender any Award granted during the year, and every year after, in which the Participant committed a material violation of the Company’s Code of Ethics.

(c)                                  The Participant may reduce the amount of the Award to be repaid to the Company under (a) and (b) by federal and state taxes paid by the Participant on the amount to be repaid, or any Award forfeited, to the extend such taxes are not recoverable by the Participant.

14.7                        Workplace Harassment/Hostile Work Environment. If a Participant is found to have committed a violation of the Company’s policies relating to workplace harassment or hostile work environment, including sexual harassment, the Participant will:

(a)                                 Repay to the Company the amount of the Award that was paid to the Participant for the year, and every year after, in which the Participant committed a material violation of the Company’s policies relating to workplace harassment or hostile work environment; and

(b)                                 Forfeit and surrender any Award granted during the year, and every year after, in which the Participant committed a material violation of the Company’s policies in relation to workplace harassment or hostile work environment.

The Participant may reduce the amount of the Award to be repaid to the Company under (a) and (b) by federal and state taxes paid by the Participant on the amount to be repaid, or any Award forfeited, to the extend such taxes are not recoverable by the Participant.

The Committee may initiate any recoupment under this provision within eighteen (18) months of 100% vesting of an Award.

Any recoupment under this provision may be in addition to any other rights, actions or remedies that may be available to the Company under applicable law and any other Company policies, including Termination of Employment of the Participant.

15.                               Miscellaneous.

15.1                        No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment or service at any time with or without notice and with or without cause.

15.2                        Blackout Period. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, Participants of the Plan will be subject to a “blackout period” for the 30-day period during which the Committee will be conducting an annual valuation to determine the Phantom Equity Value of Company and Phantom Equity Appreciation Rights Value of Company, as specified in Section 3.29 and 3.31, or any other such blackout period as may be necessary under applicable law. During the blackout period, the Participant is prohibited from buying, selling or otherwise trading in securities of the Company until the end of the 30-day period, or other such blackout period as may be necessary under applicable law.

15.3                        Alternative Dispute Resolution. Participant and Employer agree that any controversy or claim arising out of or related to Participant’s entitlement to payment under the Plan and Award Agreement or Employer’s entitlement to recoupment under the Plan and Award Agreement shall be settled by arbitration in Chicago, Illinois, before a single arbitrator administered by the American Arbitration Association (“AAA”) under its Employment Arbitration Rules (the “Employment Rules”). The Employment rules shall be modified by the arbitrator to the extent necessary to be consistent with applicable law and references herein to any arbitration rule(s) shall be construed as referring to such rule(s) as amended or renumbered from time to time and to any successor rules. Participant agrees that any such arbitration will proceed, if the Employer or the Company so desires. References to the AAA include any successor organization. The arbitrator shall have the authority to award all remedies available under applicable law. Prior to proceeding to arbitration, Participant and the Employer agree that they will attempt to resolve any disputes through mediation using a mediator mutually agreeable to the parties.

15.4                        Other Benefits. Amounts paid under the Plan shall not be considered part of a Participant’s salary or compensation for purposes of determining or calculating other benefits under any other employee benefit plan or program of the Company or a Subsidiary.

15.5                        Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local or other applicable taxes required to be withheld.

15.6                        Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of Illinois, without reference to the principles of conflicts of law (except and to the extent preempted by applicable Federal law).

15.7                        Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code. Each Participant is fully responsible for any and all taxes or other amounts imposed by Section 409A of the Code. This Plan shall constitute an “account balance plan” as defined in Treas. Reg. Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A of the Code, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.

15.8                        Unfunded Benefit. All amounts provided under the Plan shall be paid from the general assets of the Company or a Subsidiary and no separate fund shall be established to secure payment. To the extent that any person acquires a right to receive payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

15.9                        Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a Beneficiary, then the Participant’s designated beneficiary shall be deemed to be the Participant’s surviving spouse, and if the Participant has no surviving spouse, the Participant’s estate.

15.10                 No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 15.9).

15.11                 Expenses. The costs of administering the Plan shall be paid by the Company.

15.12                 Severability. If any provision of the Plan is held to be invalid, illegal, or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality, or unenforceability and the remaining provisions shall not be affected.

15.13  Headings and Subheadings. Headings and Subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.

15.14                 Use of Words. Wherever the context so requires, words in the masculine gender include the feminine, words in the feminine include the masculine, and words in the singular include the plural.

15.15                 Disputes. All determinations, interpretations and constructions of the Plan and any Award Agreement made by the Company or Committee will not be subject to review by any person and will be final, binding and conclusive on all persons.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Continental Materials Corporation has adopted this Plan as of the Effective Date written above.

Continental Materials Corporation

By:

Name: